                                        PRESS RELEASE for immediate distribution

FRED MAXIK JOINS BEYOND COMMERCE BOARD OF DIRECTORS

Las Vegas, NV July 27, 2018 — The Board of Directors of Beyond Commerce, Inc. (OTCMKTS: BYOC) today announced the appointment of Fred Maxik, as an independent director of the company, effective immediately.

Mr. Fred Maxik’s appointment expands the Board to three directors, two of whom are independent. He will be a member of each of the firm’s planned Compensation, Corporate Governance and Nominating, and Risk Committees.

“Fred has over 25 years of experience designing environmentally friendly technologies. He is the principal inventor on more than 175 patents in the United States, and many more worldwide,” said George Pursglove, Chairman and Chief Executive Officer of Beyond Commerce.  “We are confident that he will add value and transparencies to our Board of Directors and that Beyond Commerce will benefit from his insights, judgment and counsel.”

Fred graduated from Bard College with a Bachelor of Arts in Physics and Philosophy. He was VP of product development with Sanyo Electric in Tokyo, Japan in 1983. In 1990 Fred was president of product development for Onkyo Corporation in Osaka, Japan. From1993 until 2002 he had his own product development consulting firm. In 2002 he developed the lighting technology that eventually became the principal asset for Lighting Science, Inc. He is currently the Chief Technology Officer for Lighting Science, Inc., and serves on the Board of the Directors. He is a member of the Board of Trustees of Bard College and has been awarded the Champion for Change Award (White House, U.S.), A Congressional Medal of Merit (Congress, U.S.), the NASA Group Achievement Award, and the John and Samuel Bard Award in Science and Medicine.  His first book, The Meaning of Light, was published in 2011.

Beyond Commerce, Inc.

Las Vegas, Nevada-based Beyond Commerce, Inc. is focused on the acquisition of “big data” companies in the B2B internet marketing analytics, technologies and related services space. The Company’s objective is to develop, acquire and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives.

Beyond Commerce Contact:

George Pursglove, CEO and Director

(702) 675-8022

george.pursglove@beyondcommerceinc.com

www.beyondcommerceinc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “design,” “estimate,” “except,” “forecast,”  “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negatives or

Beyond Commerce, Inc.

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                                        PRESS RELEASE for immediate distribution

other tense of such terms and other similar expressions intended to identify forward-looking statements and similar expressions. We use forward-looking statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

Beyond Commerce, Inc.

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